Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 11, 2015, in the Registration Statement on Form S-1 and related Prospectus of Performance Health Holdings Corp. dated April 22, 2016.

/s/ Ernst & Young LLP

Cleveland, Ohio

April 22, 2016